                                                                    EXHIBIT 10.2

                              AMENDED AND RESTATED
                              CONSULTANT AGREEMENT

           This AMENDED AND RESTATED CONSULTANT AGREEMENT (the "Agreement") is made effective as of this 15th day of July, 1998, by and between Howard Baskin, an independent contractor having a principal place of business at 2923 Gandy Blvd., Tampa, FL 33611 ("Consultant"), and Plenum Communications, Inc., a Minnesota corporation having its principal office at 3003 80th Ave. S.E., Mercer Island, WA 98040 ("Company"), and supersedes and replaces in its entirety that certain Consultant Agreement among Consultant, Company and InfoSystems, Inc., a Washington corporation, dated as of the 2nd day of January, 1997 and all prior amendments thereto.

           In consideration of the agreement of the parties to continue their current relationship on different terms and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

           1. TERM OF THE AGREEMENT. This Agreement shall terminate on January 15, 1999, unless earlier terminated according to the terms and conditions herein (the "Term"). The Term may be extended by mutual agreement of the parties hereto in writing. In the event the Term is extended, all other terms and conditions of the Agreement shall continue in full force and effect during each and every extension period.

           2. SCOPE OF SERVICES.

              2.1 RESPONSIBILITIES. Consultant will provide such consulting services to the Company or its affiliates or subsidiaries as Consultant and the Company may agree upon in writing from time to time (the "Services"). The Services may include the following, and such other services as Consultant and the Company may agree upon from time to time in writing, provided, however, that Consultant shall be under no requirement to agree to perform any Services except in his sole discretion and may discontinue any Services at any time in his sole discretion:

              a. Strategic planning.

              b. Product Development.

              c. Act as an intermediary between the Company and third parties in negotiating contracts or other business arrangements with such third parties.

              d. Assisting the Company in promoting its relationship with industry trade associations or other industry participants.

           During the period from August 16, 1998 through January 15, 1999, the parties agree that Consultant will be available on a limited basis only, primarily for facilitating or supporting the Company in negotiating and structuring transactions with FNMA and with Myers Internet Services, and for questions related to any consulting work performed by Consultant for the Company and any of its affiliates or subsidiaries prior to August 16, 1998.


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

              2.2 RIGHT TO CONTROL EFFORTS. While Consultant may confer with the Company's management to coordinate and organize his efforts, Consultant retains the right to control the manner, method and means by which all work is performed on behalf of the Company and any of its affiliates and subsidiaries.

              2.3 EXCLUDED SERVICES. The Company and Consultant agree that the following services and activities shall be outside the scope of this Agreement. Consultant will not be responsible for, or asked to perform, the following services and activities, the responsibility for which will remain entirely with the Company's management:

              a. monitoring the Company's or any of its affiliates' or subsidiaries' compliance with any applicable laws or regulations, whether federal, state or local;

              b. soliciting investment capital, including but not limited to investment in the Company or its affiliates or subsidiaries;

              c. decisions with regard to hiring and terminating employees;

              d. identifying sources for funding of any cash flow deficits of the Company or any of its affiliates or subsidiaries;

              e. signing checks on behalf of the Company or any of its affiliates or subsidiaries; and

              f. managing any accounts payable of the Company or its affiliates or subsidiaries.

              2.4 EXPANSION OR REDUCTION OF SERVICES. The nature and scope of the Services to be performed by Consultant pursuant to this Agreement may be:

              a. expanded from time to time by mutual written agreement of the parties hereto;

              b. reduced from time to time at the Company's discretion, provided, that the Company shall provide ten (10) days' advance notice of such reduction of Services in writing to Consultant; or

              c. reduced from time to time at the Consultant's discretion in accordance with Section 2.1.

              2.5 OBJECTION TO CONSULTANT'S ACTIVITIES. If the Company's management believes that Consultant is performing activities that are outside the scope of the Services, the Company may object to such activities in writing and Consultant will discontinue the activities in question promptly upon receipt of such notice. The Company must notify the Consultant within seven (7) business days from the date upon which the Company becomes aware or should have been aware of such Consultant activities. Any failure to so notify Consultant shall be deemed to be an acceptance and approval of such activities.

           3. COMPENSATION. Consultant's compensation for performance of his duties under this Agreement shall have two elements, a consulting fee (the "Fee") and an Incentive Compensation (the "IC").


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

              3.1 CONSULTING FEE. The Fee will be Two Thousand and No/100 Dollars ($2000) per week through August 16, 1998. Invoices will be submitted by Consultant to the Company bi-monthly, and paid within seven (7) days of submission. After August 16, 1998, the Fee, if any, will be as agreed by the parties in writing as reflected in an Addendum in substantially the form attached hereto as Exhibit 1.

              3.2 INCENTIVE COMPENSATION. Consultant shall receive as IC (and did receive on February 15, 1998) options to purchase shares of common stock of the Company, in the form attached hereto as Exhibit 2 (the "Option Agreement"), with the number of shares, exercise price, vesting date and expiry date as described in Schedule A attached hereto, provided, however, that if the Agreement is terminated by any party for any reason, then in addition to the options vested according to Schedule A prior to the termination date, additional shares shall vest pro rata through the date of termination. The number of additional shares that will vest upon termination of this Agreement shall be calculated by multiplying the number of shares that would have vested on the next vesting date according to Schedule A by the percentage calculated by dividing the number of days between the beginning of the three month period prior to the next vesting date according to Schedule A and the date of termination by the total number of days in the three month period prior to the next vesting date. After August 16, 1998, the IC may be amended as agreed by the parties in writing as reflected in an Addendum in substantially the form attached hereto as Exhibit 1, provided, however, that no such amendment shall decrease the number of options that are vested on or prior to the date of such amendment.

                  a. Upon termination or expiration of this Agreement, the number of options that are vested shall remain exercisable by Consultant until February 15, 2003, provided, however, that in the event of Consultant's untimely death, his heirs, beneficiaries or descendants will have one year from the date of Consultant's death to exercise the options.

                  b. If the Company takes any actions that would make any options issued by the Company to any person exercisable for free trading shares rather than exercisable for shares issued as "restricted securities," the Company will include Consultant's options provided for in the Option Agreement in any such actions. If any such action requires reissuing Consultant's options or replacing Consultant's Option Agreement with another document evidencing the options, the replacement document evidencing the options will be consistent with the terms of this Agreement and the attached Exhibit 2 in the sole judgment of Consultant. If any of the options provided for in this Agreement are exercised at a time when the Company may legally issue free trading shares upon such exercise, the Company must do so and must issue the shares without any restrictive legend. Consultant has the right to require the Company to confirm in writing whether it will issue free trading shares immediately prior to Consultant's exercise of any option. The Company agrees that it will respond to such a request by Consultant within one business day.

                  c. Consultant agrees that upon exercise of his options, the shares issued pursuant to the options will be subject to the volume limitations on resale of restricted securities set forth in Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and that he will comply with such limitations even after one year following the exercise of the option; provided, that if any of the Company's then current or former officers or directors are permitted at any time to sell a greater number of shares, then Consultant will be permitted to sell an equally greater number of shares.

                  d. Upon exercise of any options, Consultant will be deemed to be a shareholder of the Company as of the close of business on the date on which he delivers his notice of exercise to the

Company. The Company agrees that it will issue and deliver to Consultant by overnight courier a certificate for shares upon Consultant's exercise of an option within five (5) days of such exercise.

                  e. Consultant and the Company agree and stipulate that the terms contained in this Section 3.2 are fair and reasonably necessary for the protection of Consultant's legitimate business interests.

              3.3 EXPENSE REIMBURSEMENT. The Company shall reimburse Consultant for all out-of-pocket expenses incurred in the performance of his duties as Consultant under this Agreement, including but not limited to meals, travel and hotel expenses, mail, fax and phone charges, and any other incidental expenses within seven (7) days of submission of an invoice listing the above-mentioned expenses by Consultant.

              3.4 PAYMENT OF CONSULTANT INVOICES CONSTITUTES ACKNOWLEDGMENT. Payment of invoices submitted by Consultant shall constitute acknowledgment and confirmation by the Company that Consultant has performed the Services under this Agreement in a satisfactory manner in all respects through the date of each invoice.

           4. INDEPENDENT CONTRACTOR.

              4.1 PERFORMANCE OF DUTIES. Consultant and the Company agree that Consultant is hired by the Company as an independent contractor, and nothing in this Agreement shall be deemed to create an association, partnership, joint venture, or relationship of principal and agent, or employer and employee between the parties hereto or any affiliates or subsidiaries thereof, or to provide either party with the right, power or authority, whether express or implied, to create any such duty or obligation on behalf of the other party. The Company acknowledges and agrees that the manner, means or method by which Consultant performs the Services pursuant to this Agreement shall be solely within Consultant's control, subject to the terms and conditions of this Agreement. The Company shall be entitled only to direct Consultant with respect to the elements of the Services or tasks to be performed by Consultant and the results to be derived by the Company, and to review and assess the performance of such Services by Consultant for the limited purposes of ensuring that such Services have been performed and confirming that the results obtained are satisfactory to the Company.

              4.2 BENEFITS AND TAXES. Consultant agrees that because he is an independent contractor and not an employee of the Company, its affiliates or subsidiaries, the Company will not withhold any sums payable under this Agreement in order to pay Federal or state taxes or FICA or FUTA payment obligations with respect to fees or other compensation paid to Consultant under this Agreement, all of which obligations shall be the sole responsibility of Consultant. Consultant also agrees that as an independent contractor he shall not receive any of the usual and customary employee benefits that the Company may provide from time to time to employees such as medical and dental coverage, disability insurance, or other fringe benefits.

              4.3 CONSULTANT'S REPRESENTATIONS AND WARRANTIES. Consultant represents and warrants that Consultant is free to enter into this Agreement, to perform work for the Company under this Agreement, and that Consultant has no obligations, employment, or business arrangements that conflict or are inconsistent with the Company's interests or Consultant's obligations under this Agreement. Consultant agrees to advise the Company's management of Consultant's position with respect to any activity, employment, or business transaction contemplated by Consultant that may conflict or appear to conflict with the Company's interests.


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

              4.4 REFERENCES TO CONSULTANT. The Company agrees that it will not represent or permit the representation to any third party that Consultant is an officer, director, employee or affiliate of the Company or any of its affiliates or subsidiaries. The Company agrees that it shall refer to Consultant only as a "Consultant to Management" and, when referring to Consultant, will accurately describe the scope of Services under this Agreement to all third parties.

           5. LODGING AND TRANSPORTATION. The Company will provide lodging in Seattle to Consultant either by (i) paying the rent under the lease at 4554 84th Avenue SE, Mercer Island, WA; (ii) by assuming the lease as sole Lessee for the above-mentioned premises; or (iii) by making other housing arrangements acceptable to Consultant. In addition, the Company shall advance all expenses of Consultant's return to Tampa after August 15, 1998, advance or reimburse Consultant for expenses for shipping of an automobile and household goods to Seattle and back to Tampa, Florida.

           6. TERMINATION. On or after August 16, 1998, either party may terminate this Agreement by written notice to the other party. Termination is effective upon receipt of such notice.

              6.1 NON-COMPETE. In the event of termination of this Agreement, Consultant shall not, without consent of the Company, be employed by or provide consulting services to any company nor any third party that provides mortgage rate information to mortgage brokers over the Internet for a period of two years from the date of termination.

           7. LIMITATION OF LIABILITY AND REMEDIES.

              7.1 LIABILITY LIMITATION. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IN NO EVENT SHALL CONSULTANT BE LIABLE TO THE COMPANY OR ANY OF ITS AFFILIATES OR SUBSIDIARIES FOR ANY INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, LOST PROFITS, LOST SALES OR ANTICIPATED ORDERS, DAMAGES FOR LOSS OF GOODWILL, OR ON ACCOUNT OF ANY EXPENDITURES, INVESTMENTS, LEASES OR COMMITMENTS MADE BY A PARTY RELATING TO ANY CONSULTING OR GENERAL MANAGEMENT SERVICES PROVIDED BY CONSULTANT UNDER THIS AGREEMENT, EVEN IF A PARTY WAS INFORMED OR KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS, EXCEPT FOR (a) DAMAGES OR LOSSES ARISING FROM CONSULTANT'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE; (b) DAMAGES TO TANGIBLE PERSONAL PROPERTY; OR
(c) PERSONAL INJURY. THIS LIMITATION APPLIES REGARDLESS OF WHETHER SUCH DAMAGE, CLAIM OR LOSS IS SOUGHT BASED ON BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION, OR ANY OTHER LEGAL OR EQUITABLE THEORY.

           8. INDEMNITY.

              8.1 Consultant shall not be liable, responsible or accountable in monetary damages or otherwise to the Company or any of its affiliates or subsidiaries for any act or omission performed by Consultant in good faith pursuant to the authority granted to Consultant by this Agreement or any previous agreement between the parties or in accordance the provisions of any such agreement, and in a manner reasonably believed by Consultant to be within the scope of the authority granted to Consultant and in the best interests of the Company or its affiliates or subsidiaries; provided, that such act or omission does not constitute fraud, misconduct, bad faith or gross negligence. The Company shall indemnify, defend and hold harmless Consultant from and against any and all suits, actions, claims, losses, liabilities, judgments, awards, expenses and costs (including but not limited to legal fees and expenses incurred without the filing of a judicial action) arising or relating to Services provided by Consultant on behalf of the Company or any of its affiliates or subsidiaries and any of their directors, officers, employees, successors, and authorized assigns, or acts undertaken in furtherance of the Company's interests prior to, on or after the effective date of this Agreement.

              8.2 The Company shall, at its own expense, defend any legal proceedings arising out of the foregoing; provided that Consultant shall have the exclusive right to control the defense of all such claims, litigation or other proceedings, and that Consultant shall have the sole right to select his own legal defense counsel. The Company may, at its expense, engage legal counsel to participate in any such claims, litigation or other proceedings and Consultant and Consultant's legal counsel shall cooperate fully with the Company or Company's legal counsel. Notwithstanding any other provisions of this Agreement, in no event: (i) shall the Company settle any such claims, litigation or proceedings without Consultant's prior written consent; nor (ii) shall Consultant have any liability or be responsible under this Section 8.2 for any indemnifiable loss which arises from the Services or any part thereof provided by Consultant which was not either done by Consultant or an agent or contractor of Consultant, or expressly approved in writing by Consultant.

              8.3 Any indemnification required to be made by the Company shall be made promptly following the fixing of the liability, loss, damage, cost or expense incurred or suffered by a final judgment of any court, settlement, contract or otherwise. In addition, the Company shall advance funds to Consultant for legal expenses and other costs incurred as a result of a legal action brought against Consultant only if: (i) the legal action relates to the performance of duties or services by Consultant on behalf of the Company or any of its affiliates or subsidiaries; (ii) the legal action is initiated by a party other than the Company's management; and (iii) Consultant undertakes to repay the advanced funds to the Company if it is determined that Consultant is not entitled to indemnification pursuant to the terms of this Agreement.

           9. MISCELLANEOUS PROVISIONS.

              9.1 FORCE MAJEURE. Consultant shall not be liable to the Company for failure or delay of performance of any obligations under this Agreement where such failure or delay shall have been wholly or principally caused by acts or events beyond his control, including but not limited to acts of God, acts of civil or military authority, fire, floods, earthquakes or other natural disasters, wars, riots, strikes, applicable law or regulation imposed after the effective date of this Agreement, lock-outs, communication link failures, computer viruses and third-party software or hardware failures or defects.

              9.2 SURVIVAL. The obligations contained in Sections 3.2, 6.1, 7 and 8 shall survive the termination or expiration of this Agreement. In addition, the termination or expiration of this Agreement shall not affect any of the rights or obligations of either party arising prior to or at the time of the termination or expiration of this Agreement or which may arise by any event causing the termination of this Agreement.

              9.3 ATTORNEY FEES. In the event a party shall be required to bring any action to enforce any of the provisions of this Agreement, or shall be required to defend any action brought by any other party with respect to this Agreement, the prevailing party in such action shall be entitled to reasonable attorneys' fees, in addition to costs and necessary disbursements. "Action" shall include an arbitration proceeding and shall include attorneys fees incurred without the necessity of commencing a lawsuit or of participating in arbitration.

              9.4 NO ASSIGNMENT. No party hereto may assign or transfer this Agreement or any performance rights or obligations hereunder, in whole or in part, by any party without prior written consent of the other parties.

              9.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, except that body of law relating to choice of law.

              9.6 COMPLETE AGREEMENT. This Agreement, together with its Exhibits, Schedules and Appendices, contains the entire agreement of the parties with respect to the subject matter herein, and no other previous agreement, statement or promise made by either party to this Agreement that is not contained in this Agreement, together with its Exhibits, Schedules and Appendices, shall be binding or valid. In the event of any inconsistency between this Agreement and the option agreement attached hereto as Exhibit 2, the terms of this Agreement shall control. Any amendment to this Agreement with respect to the terms of Consultant's options referred to herein shall be deemed to be an amendment to the option agreement attached hereto as Exhibit 2.

              9.7 ARBITRATION. All disputes, breaches, or controversies arising out of or under this Agreement which cannot be settled by agreement of the parties shall be submitted to arbitration by a single arbitrator mutually selected by the parties. In the event the parties are unable to agree on a choice of arbitrator, American Arbitration Association ("AAA") will provide a list of three available panel members and each party may strike one; the remaining person will serve as the arbitrator, or alternatively the parties may request the Presiding Judge of King County Superior Court to appoint or select an arbitrator.

              Such arbitrator shall have knowledge and experience of management incentive compensation systems. The arbitrator selected shall not be related to or affiliated with either party. The arbitration shall be conducted under AAA rules to be heard in King County, Washington, under the rules then in force, or such other rules or venue agreed upon by the parties, at a place and time mutually convenient to the parties. All arbitrations must be commenced within two (2) months of the time when the dispute, breach or controversy arose, or when the parties had reason to know of its existence. If an arbitration is not commenced within such two month period, then the requirements of this Section
9.7 will no longer apply and either party may, at its election, begin an action in litigation. The prevailing party in any dispute, breach or controversy shall be reimbursed all of its reasonable costs, including reasonable attorney's fees by the other party. The arbitrator may, at a minimum, hear summary motions, make such procedural rulings as he or she may deem appropriate, and resolve all questions of fact or law. The arbitrator may make monetary awards consistent with the terms of this Agreement and award commercially reasonable interest thereon. The arbitrator has the authority to award reasonable attorneys' fees, arbitrator's fees, costs and other reasonable expenses to the prevailing party in the dispute or as the arbitrator determines is just and equitable, provided each party to the dispute must pay its own witness fees. The decision of the arbitrator shall be in accordance with the terms and conditions of this Agreement and shall be binding upon the two parties and non-appealable, and the parties shall comply with said decision in good faith. The parties hereby agree and shall instruct the arbitrator to expedite the arbitration process. Either party may apply to any court with proper jurisdiction for enforcement of the arbitration decision.

           Consultant acknowledges that he has carefully read this arbitration agreement and understands it, and is entering into the Agreement voluntarily after a reasonable period of time to consider it and review it with personal legal counsel. Consultant also acknowledges he may be giving up the opportunity to bring claims before a court or jury, and does so in order to gain the benefits of a speedy, impartial and cost-effective resolution procedure.

              9.8 AMENDMENTS. The terms and provisions of this Agreement shall not be waived, changed, modified, or amended, unless set forth in writing and duly executed by or on behalf of both parties. Notwithstanding the foregoing, the parties hereto reserve the right to amend this Agreement, including all schedules and exhibits attached hereto, by mutual consent in writing.

              9.9 HEADINGS/CAPTIONS. The headings and captions contained in this Agreement are for convenience and reference purposes only and do not in any way modify, interpret, construe or affect the intent of the parties or the meaning or interpretation of this Agreement.

              9.10 COUNTERPARTS. This document may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute the same document, whether or not all parties execute each counterpart.

              9.11 SEVERABILITY. Wherever possible each term and provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any term or provision of this Agreement shall be prohibited by or invalid under any such law, such term or provision shall be limited to the minimum extent necessary to render the same valid or shall be excised from this Agreement, as the circumstances require, and this Agreement shall be construed as if said term or provision had been incorporated herein as so limited, or as if said term or provision had not been included herein, as the case may be, and enforced to the maximum extent permitted by law. In the event any agreements or covenants of this Agreement are held to be over-broad as written, such agreements or covenants shall be deemed to be amended to narrow their application to the extent necessary to make the agreements or covenants enforceable according to applicable law. All provisions, terms, agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court or arbitrator and incapable of reformation, this Agreement shall be interpreted as if such invalid provisions, terms, agreements or covenants were not contained herein.

              9.12 NOTICE. All notices and demands hereunder to any party shall be in writing and shall be served by personal delivery, or by registered or certified mail, return receipt requested, and shall be deemed complete upon receipt. If receipt of such notice or demand is refused or a party has changed his or its address without informing the other, the notice shall be deemed to have been given and received upon the seventh (7th) day following the date upon which it is first postmarked.

           If to Consultant:

              Mr. Howard Baskin
              2923 Gandy Blvd.
              Tampa, FL 33611

           With a required copy to Consultant's legal counsel as follows:

              Graham & James LLP/Riddell Williams P.S.
              1001 Fourth Avenue Plaza, Suite 4500


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

              Seattle, WA 98154-1065
              Attention:  Laura Puckett

           If to the Company:

              Mr. Allen C. Ringer, President
              Plenum Communications, Inc.
              3003 - 80th Ave S.E.
              Mercer Island, WA 98040

           With a copy to the Company's legal counsel as follows:

              L.O. Falk, Esq.
              15700 E. Euclid Avenue, S3
              Spokane, WA 99216

           Any party may change its address for purposes of this paragraph by giving notice of such change of address to the other party in the manner herein provided for giving notice.

              9.13 NO THIRD PARTY RIGHTS. Nothing in this Agreement shall be construed as conferring a benefit upon third parties, nor is it intended that any provision shall be for the benefit of any third party.

              9.14 PRESUMPTION. This Agreement or any portion thereof shall not be construed against any party due to the fact that the Agreement or portion thereof was drafted by said party.

              9.15 SUCCESSORS AND ASSIGNS. Subject to the terms and conditions hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns, to the extent any assignment is provided for and permitted hereunder.

              9.16 LATE FEES/NONPAYMENT PENALTIES. In the event that any payment or payments due to Consultant under this Agreement are not paid to Consultant in accordance with the terms and conditions of this Agreement, in whole or in part, and Consultant is required to resort to legal action to collect such payment, interest shall accrue on the unpaid amount at the rate of twelve (12) percent per annum from the date such unpaid compensation becomes due under the terms of this Agreement until full payment of same. For purposes of this Section 9.16, "legal action" shall include, but not be limited to, mediation, arbitration or other non-judicial proceedings.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                            SIGNATURES OF THE PARTIES



-------------------------------              ----------------------------------
Allen C. Ringer                              Howard Baskin
President                                    Consultant

Plenum Communications, Inc.

The undersigned hereby agrees to the above Amended and Restated Consultant Agreement, which, among other provisions, removes the undersigned as a party to the Agreement.

LION, Inc., formerly known as
Infosystems, Inc.

-----------------------------
Sam Ringer
President
LION, Inc.

SCHEDULE A

# of Shares         Exercise Price         Vesting On         Expiry Date
-------------------------------------------------------------------------
300,000             $0.01                  02/15/98           02/15/03
187,000             $0.01                  05/15/98           02/15/03
187,000             $0.01                  08/15/98           02/15/03
 26,000             $0.01                  11/15/98           02/15/03
161,000             $0.75                  11/15/98           02/15/03
187,000             $0.75                  02/15/99           02/15/03
187,000             $0.75                  05/15/99           02/15/03
187,000             $0.75                  08/15/99           02/15/03
 78,000             $0.75                  11/15/99           02/15/03
109,000             $1.50                  11/15/99           02/15/03
187,000             $1.50                  02/15/00           02/15/03
187,000             $1.50                  05/15/00           02/15/03
 17,000             $1.50                  08/15/00           02/15/03
175,000             $3.00                  08/15/00           02/15/03
187,000             $3.00                  11/15/00           02/15/03
143,000             $3.00                  02/15/01           02/15/03

                                    EXHIBIT 1

          ADDENDUM NO. __ TO AMENDED AND RESTATED CONSULTANT AGREEMENT


This Addendum No. __ amends the Amended and Restated Consultant Agreement dated July __, 1998 by and between Howard Baskin and Plenum Communications, Inc., as amended to date.

Dated: ______________________


1.  Amendment to Consulting Fee

The Consulting Fee provided for in Section 3.1 shall amended to be $_________ per week for the period ____________________ through _______________________.

2.  Amendment to Vesting Dates

Schedule A is hereby amended and replaced with the attached Schedule __.











-------------------------------
Allen C. Ringer
President
Plenum Communications, Inc.


-------------------------------
Howard Baskin
Consultant

           ADDENDUM NO. 2 TO AMENDED AND RESTATED CONSULTANT AGREEMENT

This Addendum No. 2 amends the Amended and Restated Consultant Agreement dated July 15, 1998 by and between Howard Baskin and Plenum Communications, Inc., as amended to date.

Dated: ______________________

1.  Amendment to Consulting Fee

The Consulting Fee provided for in Section 3.1 shall amended to be $ 0.00 per week for the period August 16, 1998 through January 15, 1999.

2.  Amendment to Vesting Dates

Schedule A is hereby amended and replaced with the attached Schedule C.







------------------------------
Allen C. Ringer
President
Plenum Communications, Inc.


-------------------------------
Howard Baskin
Consultant

SCHEDULE C

Options granted February 15, 1998:

# of Shares    Exercise Price   Vesting On    Expiry Date
----------------------------------------------------------
300,000            $0.01         02/15/98       02/15/03
187,000            $0.01         05/15/98       02/15/03
187,000            $0.01         08/15/98       02/15/03
 26,000            $0.01         12/31/98       02/15/03

Options to be granted contingent upon the following events:

In the event that LION and Consultant enter into an employment agreement under which Consultant becomes an employee of LION on or after January 1, 1999, the following employee options will be granted. The vesting dates in the schedule below assume that such employment agreement is entered into as of January 1, 1999. If such employment agreement is entered into effective as of a date later than January 1, 1999, the vesting dates in the schedule below shall be adjusted by adding to them the number of days between January 1, 1999 and the date as of which the employment agreement is effective.

# of Shares      Exercise Price       Vesting On       Expiry Date
------------------------------------------------------------------
161,000              $0.75             03/31/99          02/15/03
187,000              $0.75             06/30/99          02/15/03
187,000              $0.75             09/30/99          02/15/03
187,000              $0.75             12/31/99          02/15/03
 78,000              $0.75             03/31/00          02/15/03
109,000              $1.50             06/30/00          02/15/03
187,000              $1.50             09/30/00          02/15/03
187,000              $1.50             12/31/00          02/15/03
 17,000              $1.50             03/31/01          02/15/03
175,000              $3.00             06/30/01          02/15/03
187,000              $3.00             09/30/01          02/15/03
138,000              $3.00             12/31/01          02/15/03

Provided, however, that in the event that LION signs an agreement or agreements, of the kind described below or of any kind if there is no description, with one or more of the following third parties, a number of options on the schedule above that would have vested after 12/31/98, in the order that they appear in the schedule, equal to the number next to the name of the third party below will vest on the date each such agreement is signed instead of the vesting date on the schedule above.

FNMA                                                          25,000
Myers Internet Services - purchase or merger                  25,000
Netscape                                                      50,000


Initials:  AR _____        HB  _____



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